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                                                                    EXHIBIT 4.13


                 THIRD WAIVER AND AGREEMENT TO CREDIT AGREEMENT


         THIRD WAIVER AND AGREEMENT TO CREDIT AGREEMENT, dated as of February 29, 2000 (this "Waiver"), among JCC HOLDING COMPANY ("Holding"), JAZZ CASINO COMPANY, L.L.C. (the "Borrower"), various lending institutions party to the Credit Agreement referred to below (the "Banks") and BANKERS TRUST COMPANY, as Administrative Agent (the "Agent"). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement referred to below.

                               W I T N E S S E T H

         WHEREAS, Holdings, the Borrower, the Banks and the Agent are parties to a Credit Agreement, dated as of October 29, 1998 (the "Credit Agreement");

         WHEREAS, pursuant to the Minimum Payment Guaranty, HET and HOC have agreed to guaranty certain amounts required to be paid by the Borrower pursuant to the Casino Operating Contract, and

         WHEREAS, Holdings and the Borrower have requested that the Banks grant the waivers described herein, and the Banks have agreed, subject to the terms and conditions set forth herein, to enter into this Waiver as herein provided;

         NOW, THEREFORE, it is agreed

         1. The Borrower shall obtain, on or before the Third Waiver Effective Date (as defined below), a fully executed agreement from HET and HOC (and shall have delivered a copy of same to the Agent) in the form attached hereto as Exhibit A (the "Extension and Forbearance Agreement"), pursuant to which HET and HOC shall agree (i) subject to the non-occurrence of certain "non-renewal events" specified in the Extension and Forbearance Agreement, to the posting of a new Minimum Payment Guaranty for the one year period beginning April 1, 2000 and ending March 31, 2001, (ii) to forbear against collection (or the giving of any notice in respect of payment, non-payment or collection), at any time prior to March 31, 2001, of (x) the principal amount of all reimbursement obligations owing by the Borrower under the Minimum Payment Guaranty Documents not exceeding $40,000,000 in the aggregate at any time outstanding and (y) accrued and unpaid interest with respect to principal amounts subject to the forbearance specified in clause (ii)(x) above, and (iii) that the rate of interest accruing on the outstanding principal amount of reimbursement obligations owing from the Borrower to HET and/or HOC pursuant to the Minimum Payment Guaranty Documents during such one year renewal period shall not, to the extent such principal obligations do not exceed $40,000,000 in aggregate outstanding principal amount, exceed the non-default rate of interest applicable to like obligations of the Borrower under the Minimum Payment Guaranty Documents as in effect on the Third Waiver Effective Date.


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         2. The Banks hereby waive, solely for the period from and including the date of this Waiver to and including the date on which any payment is due and payable by the Borrower (or any of its assigns) to HET and/or HOC with respect to obligations of the type described below in clauses (i) and (iii) of this
Section 2 (after giving effect to any extension of the forbearance period granted to the Borrower by HET and HOC pursuant to the Extension and Forbearance Agreement so long as such extension does not impose any material additional conditions upon Holdings or any of its Subsidiaries), compliance by the Borrower with the $5,000,000 aggregate limitation set forth in Section 9.04(xvi) of the Credit Agreement; provided that such waiver is subject to compliance by the Borrower with the following conditions: (i) indebtedness of the Borrower representing the principal balance of reimbursement obligations under the Minimum Payment Guaranty Documents (excluding contingent reimbursement obligations for payments which have not been made thereunder) shall at no time exceed $40,000,000, (ii) the principal balance of any such reimbursement obligations of the Borrower shall in no event be paid (or required to be paid) by the Borrower prior to March 31, 2001, (iii) interest on such reimbursement obligations may accrue in accordance with clause (iv) below, although no such interest shall be payable prior to repayment in full of the aggregate outstanding principal balance of all such obligations and (iv) the rate of interest charged with respect to such obligations, at all times prior to the occurrence of a payment default with respect thereto occurring on or after March 31, 2001, shall not exceed the non-default rate of interest applicable to obligations pursuant to the Minimum Payment Guaranty Documents as in effect on the Third Waiver Effective Date. Any failure of the Borrower to comply with the terms and conditions of the waiver set forth above in this Section 2 shall be deemed to be a default pursuant to Section 9 of the Credit Agreement, including, without limitation, for purposes of Section 10.03 of the Credit Agreement. In addition, the Banks hereby consent to the execution and delivery by the Borrower of the Limited Forbearance Agreement in the form attached hereto as Exhibit B (the "Forbearance Agreement") and waive any Default or Event of Default which may exist solely as a result of the forbearance on the part of HOC or Harrah's New Orleans Management Company effected thereby or the decision of the Borrower not to pay any amounts outstanding under the Equipment Lease (as defined in the Forbearance Agreement), the Casino Management Agreement (as defined in the Forbearance Agreement) and/or the Administrative Services Agreement (as defined in the Forbearance Agreement) prior to the date upon which such amounts are due and payable (after giving effect to the Forbearance Agreement).

         3. In order to induce the Banks to enter into this Waiver and grant the extension and waivers contemplated hereby, and in exchange for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of Holdings and the Borrower hereby (i) represent and warrant that no Default or Event of Default exists and is continuing on the Third Waiver Effective Date after giving effect to this Waiver, (ii) makes each of the representations, warranties and agreements made by each such party contained in the Credit Agreement and the other Credit Documents on and as of the Third Waiver Effective Date, after giving effect to this Waiver (it being understood that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects as of such


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date) and (iii) represent and warrant that neither the execution and delivery or performance of this Waiver requires any consent of any Person (except as have been previously obtained) or will give rise to any default or event of default with respect to any material agreement or contract of Holdings or any of its Subsidiaries.

         4. This Waiver is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement (or of any provision beyond the specific Waivers granted hereby) or any other Credit Document.

         5. This Waiver may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Agent.

         6. THIS WAIVER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

         7. This Waiver shall become effective on the, first date (the "Third Waiver Effective Date") on which (i) each of Holdings, the Borrower, HET, HOC and the Required Banks shall have signed a copy hereof (whether the same or different copies) and shall have delivered (including by way of facsimile) the same to the Agent at its Notice Office and (ii) the Agent shall have received a fully executed copy of the Extension and Forbearance Agreement in the form attached hereto as Exhibit A.

         8. At all times on and after the Third Waiver Effective Date, all references in the Credit Agreement and each of the Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement after giving effect to this Waiver.

                                      * * *


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         IN WITNESS WHEREOF, each or the parties hereto has caused a counterpart of this Waiver to be duly executed and delivered as of the date first written above.

                                 JCC HOLDING COMPANY

                                 By: /s/ Frederick W. Burford
                                     -------------------------------------------
                                     Name:
                                     Title:


                                 JAZZ CASINO COMPANY, L.L.C.

                                 By: /s/ Frederick W. Burford
                                     -------------------------------------------
                                     Name:
                                     Title:


                                 BANKERS TRUST COMPANY, Individually and as
                                 Administrative Agent

                                 By: /s/ Mary Kay Coyle
                                     -------------------------------------------
                                     Name:
                                     Title:


                                 MORGAN STANLEY DEAN WITTER
                                 PRIME INCOME TRUST

                                 By:
                                     -------------------------------------------
                                     Name:
                                     Title:


                                 VAN KAMPEN AMERICAN CAPITAL
                                 PRIME RATE INCOME TRUST

                                 By: /s/ Darvin D. Pierce
                                     -------------------------------------------
                                     Name:  Darvin D. Pierce
                                     Title: Vice President



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Acknowledged and Consented to:

HARRAH'S ENTERTAINMENT, INC.

By:  /s/ Charles L. Atwood
   ---------------------------------------------
   Name:  Charles L. Atwood
   Title: Vice President and Treasurer


HARRAH'S OPERATING COMPANY, INC.

By:  /s/ Charles L. Atwood
   ---------------------------------------------
   Name:  Charles L. Atwood
   Title: Vice President and Treasurer


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